Results Conference Call 1Q26

1 Disclaimer and Forward-Looking Statement This presentation may contain forward-looking statements within the meaning of federal securities law that are subject to risks and uncertainties. These statements are only predictions based upon our current expectations and projections about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “seek,” “forecast,” or the negative of these terms or other similar expressions. The forward-looking statements are based on the information currently available to us. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, among others things: changes in general economic, political, governmental and business conditions globally and in Argentina, changes in inflation rates, fluctuations in the exchange rate of the peso, the level of construction generally, changes in cement demand and prices, changes in raw material and energy prices, changes in business strategy and various other factors. You should not rely upon forward-looking statements as predictions of future events. Although we believe in good faith that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Any or all of Loma Negra’s forward-looking statements in this release may turn out to be wrong. You should consider these forward-looking statements in light of other factors discussed under the heading “Risk Factors” in Company’s Annual Report on Form 20-F, as well as periodic filings made on Form 6-K, which are filed with or furnished to the United States Securities and Exchange Commission. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. The Company presented some figures converted from Argentine pesos to U.S. dollars for comparison purposes. The exchange rate used to convert Pesos to U.S. dollars was the reference exchange rate (Communication “A” 3500) reported by the Central Bank for U.S. dollars. The information presented in U.S. dollars is for the convenience of the reader only. Certain figures included in this report have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be arithmetic aggregations of the figures presented in previous quarters. Note: Loma Negra’s financial information has been prepared in accordance with the Argentine Securities Commission (Comisión Nacional de Valores-CNV) and with International Financial Reporting Standards. Following the categorization of Argentina as a country with a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with IFRS. Consequently, starting July 1, 2018, the Company is reporting results applying IFRS rule IAS 29. IAS 29 requires that results of operations in hyperinflationary economies are reported as if these economies were highly inflationary as of January 1, 2018, and thus year-to-date, together with comparable results, should be restated adjusting for the change in general purchasing power of the local currency, using official indices. For comparison purposes and a better understanding of our underlying performance, in addition to presenting ‘As Reported’ results, we are also disclosing selected figures as previously reported excluding rule IAS 29. Additional information in connection with the application of rule IAS 29 can be found in our earnings report.

Promising Start of the Year Demand Still Lacks Strength l As reported results l Net revenues reached Ps. 218.7 billion, up 1.1% (US$ 149 million) l Adjusted EBITDA stood at Ps. 54.6 billion, up 5.1% (US$ 45 million) l Net Profit of Ps. 40.6 billion l Cement business, volumes showed a slight recovery (+1.8% YoY), while margins remained broadly stable YoY, with a significant sequential improvement l Consolidated Adjusted EBITDA margin reached 24.9%, with an expansion of 94 bps YoY from 24.0% l Issuance of a US$ 60 million Corporate Bond l Solid Balance sheet, with Net Debt of US$ 186 million, representing a Net Debt/LTM Adjusted EBITDA ratio of 1.33x Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period. 2

Macro & Industry context Revenues and Volumes

Cement Volumes Largely Flat in 1Q26 March Shows Positive Signs After a Slow Start to the Year 10.4 5.0 -1.6 -1.3 4.4 3.3 3.1 2.6 5.8 6.4 3.3 2.1 20 21 20 22 20 23 20 24 20 25 20 26 e 20 27 e 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Ap r Fe b Ja n M ar M ay N ovJu n Au g D ec Se p O ct 202620232022 2025 GDP Growth1 (YoY Growth, %) Monthly Industry Cem ent Sa les3 (‘000 tons) 2024 16 9 14 2 0 7 8 -5 3 1 -1 17 5 12 -3 0 1 7 -4 -2 -6 -6 11 M ar ’2 5 Ab r’ 25 M ay ’2 5 Ju n’ 25 Ju l’2 5 Au g’ 25 Se p’ 25 O ct ’2 5 N ov ’2 5 D ic ’2 5 Ja n’ 26 Fe b’ 26 M ar ’2 6 26 28 ISAC Cement Industry Ju l Industry Cement Sales by Type3 (%) Construct ion Act ivity2 & Month ly Industry Cem ent Sa les3 (YoY Growth , %) (1) Source INDEC and BCRA (Argentina Central Bank) Market Expectations (REM) (2) Source INDEC: Construction activity indicator, ISAC (Indicador Sintético de la Actividad) . (3) Based on AFCP which reports standalone cement sales, while Loma Negra reports Cement, Masonry and lime sales (4) Mar’ 26 : As of the date of this presentation, ISAC figures were not released 56% 44% Bag Bulk 4 4

Gradual Revenue Improvement Reversing the Trend of Previous Quarters Revenue Performance: l Cement, masonry & lime: up 0.8% YoY, with volumes increasing 1.8%; pricing slightly below inflation l Concrete: down 1.9% YoY, with volumes up 14.1% l Railroad: up 2.2% YoY, with volumes increasing 14.8%, while pricing continues to lag l Aggregates: broadly flat YoY, with volumes down 18.3%, supported by a favorable product mix 1Q26 1Q25 % Chg. Cement, masonry & lime MM Tn 1.17 1.15 1.8% Concrete MM m3 0.11 0.10 14.1% Railroad MM Tn 0.96 0.83 14.8% Aggregates MM Tn 0.23 0.28 -18.3% 4Q25 4Q24 % Chg. 190,636 189,067 0.8% 18,077 18,431 -1.9% 20,500 20,056 2.2% 5,455 5,466 -0.2% Sales Volumes (1) Revenues (AR$ million) (2) (1) Sales volumes include inter-segment sales (2) Sales revenues include inter-segment sales and Other segments 5 Total Net Revenues 218,739 216,350 1.1%

Business Performance

Gross Margin Stable YoY, Reflecting Sequential Improvement l Consolidated gross profit slightly decreased by 0.3% YoY, with margin contracting 37 bps to 26.1%, while showing a sequential recovery vs. the previous quarter l The decline was mainly driven by the Cement segment, due to higher cost of sales and increased depreciation. All other segments posted margin expansion. l SG&A decreased 3.9% year-over-year, mainly driven by lower salary and freight expenses. As a percentage of sales, SG&A reached 11.1%, down 58 bps year-over-year. 57,201 57,032 1Q25 1Q26 Gross Profit & Margin 25,231 24,251 1Q25 1Q26 Selling, General & Administrative As a % of Sales AR$ Million AR$ Million Gross Margin 26.4% 11.7% 7 26.1% 11.1%

EBITDA Margin Improves in 1Q26 Both YoY and Sequentially

100 Años LOMA NEGRA

45 Consolidated Adjusted EBITDA
Million US$

Up 5.1% in 1Q26 when measured in Ps.

24.9 Cons. Adj. EBITDA Margin
%

Expansion by 94 bps. YoY & 528 bps QoQ

By segments

- **Cement, masonry cement and lime segment** Adjusted EBITDA margin stood at 28.8%, contracting 14 bps YoY, mainly due to higher cost of sales, partially offset by lower SG&A expenses
- **Concrete** Adjusted EBITDA expanded 424 bps and stood at -1.2% from -5.5% in 1Q25
- **Railroad** Adjusted EBITDA margin expanded 160 bps YoY to -3.9% mainly explained by lower costs and volume recovery.
- **Aggregates** Adjusted EBITDA margin improved 643 bps to -18,3% from -24.7% in 1Q25

Adjusted EBITDA & Margin



AR$ Million
Adjusted EBITDA Margin
24.0%
24.9%
+5.1%
51,939
54,566
1Q25
1Q26

US$ million	40	45

Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period.

8

Bottom line & Financial performance

l Net Profit breakdown for 1Q26: l Adjusted EBITDA increased by 5.1% YoY l Total finance gain of Ps. 32.4 billion in 1Q26 compared to a net gain of Ps. 11.8 billion in 1Q25 l Foreign exchange rate gain of Ps. 12.0 billion in 1Q26, compared to a Ps. 11.4 billion loss in 1Q25 due to an appreciation of the peso during the quarter. l Gain on net monetary position was Ps. 32.9 billion in 1Q26 compared to Ps. 33.7 billion in 1Q25 l Net Financial expense stood at Ps. 12.5 billion compared to a Ps. 10.5 billion loss in the same period of 2025 l Net Profit Attributable to Owners of the Company was Ps. 41.0 billion in 1Q26, up from Ps. 28.5 billion in the prior year, mainly due to higher financial gains 28,475 41,004 1Q25 1Q26 Net Profit (Loss) Attributable to Owners AR$ Million 11,811 32,389 1Q25 1Q26 Finance Gain (Costs), net AR$ Million Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period. 10 Net Profit Growth in the Quarter Supported by Financial Result

Strong Balance Sheet
Bond Issuance Enhances Debt Maturity Profile

- **Cash position and Investments** of Ps. 46.4 billion and total debt at Ps. 305.8 billion as of end of 1Q26.
- **Net Debt** of Ps. 259.4 billion (US$ 186 MM).
- **Net Debt/ LTM Adj. EBITDA ratio** stood at 1.33x in 1Q26, down from 1.47x in FY25.
- Class 6 **Corporate Bond issuance** of US$ 60 million in January 2026.
- In 1Q26, cash generated from **Operating Activities** totaled Ps. 19.7 billion, compared to Ps. 1.8 billion of cash used in 1Q25, primarily reflecting lower working capital requirements and improved operating results.
- Cash used in **Investing Activities** of Ps. 11.9 million. **Capital expenditures** amounted to Ps. 11.1 billion in 1Q26, following the completion of the 25-kilogram bagging project.

Debt Maturity schedule (principal)


Ps.
USD
US$ Million
34
42
0
113
60
Cash Position
2Q26
3Q26
4Q26
2027
2028
2029

Cash Flow Highlights

amounts expressed in millions of pesos	1Q26	1Q25
Net cash generated by (used in) operating activities	**19,712**	**(1,759)**
Net cash used in investing activities	**(11,982)**	**(15,016)**
Net cash (used in) generated by financing activities	**16,042**	**19,846**
Cash and cash equivalents at the end of the period	**46,401**	**14,087**

Debt by Currency


Ps.
16%
US$
219
MM
US$
84%

Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period.

11

Outlook

Outlook 2026 l From a volume perspective, after a slow start to the year, March showed improved dynamics, supporting our initial expectations for the year. l We remain confident in sustaining positive momentum in margin recovery, reinforcing our focus on cost discipline and operational efficiency. l We maintain a cautiously optimistic outlook, as key growth drivers remain in place despite a slower-than- expected recovery. l We are well positioned to capture growth opportunities as demand gradually strengthens and volumes consolidate in the coming quarters. l The finalization of the restructuring process of our indirect controlling shareholder marks the beginning of a new phase for LOMA. 13

Financial Tables

Adjusted EBITDA Reconciliation & Margin Table 4: Adjusted EBITDA Reconciliation & Margin (amounts expressed in millions of pesos, unless otherwise noted) 2026 2025 % Chg. Adjusted EBITDA reconciliation: Net profit (Loss) 40,627 28,178 44.2% (+) Depreciation and amortization 21,171 19,087 10.9% (+) Tax on debits and credits to bank accounts 2,275 2,360 -3.6% (+) Income tax expense 22,881 14,125 62.0% (+) Financial interest, net 10,711 7,479 43.2% (+) Exchange rate differences, net (11,955) 11,409 n/a (+) Other financial expenses, net 1,778 2,996 -40.7% (+) Gain on net monetary position (32,923) (33,695) -2.3% Adjusted EBITDA 54,566 51,939 5.1% Adjusted EBITDA Margin 24.9% 24.0% +94 bps Three-months ended March 31,

Balance Sheet As of March 31, As of December, 31 2026 2025 ASSETS Non-current assets Property, plant and equipment 1,470,119 1,490,089 Right to use assets 3,273 3,547 Intangible assets 11,139 9,533 Investments 100 100 Goodwill 997 997 Inventories 104,110 89,725 Other receivables 1,443 1,423 Other assets 403 441 Total non-current assets 1,591,583 1,595,854 Current assets Inventories 332,229 321,961 Other receivables 23,581 40,883 Trade accounts receivable 89,266 84,072 Investments 33,810 23,699 Cash and banks 12,977 10,683 Total current assets 491,862 481,298 TOTAL ASSETS 2,083,445 2,077,153 Table 8: Condensed Interim Consolidated Statements of Financial Position (amounts expressed in millions of pesos, unless otherwise noted) SHAREHOLDER'S EQUITY Capital stock and other capital related accounts 380,666 380,666 Reserves 761,511 761,511 Retained earnings 66,815 25,812 Accumulated other comprehensive income - - Equity attributable to the owners of the Company 1,208,992 1,167,989 Non-controlling interests (1,533) (1,156) TOTAL SHAREHOLDER'S EQUITY 1,207,459 1,166,833 LIABILITIES Non-current liabilities Borrowings 238,445 179,086 Accounts payables - - Provisions 13,913 15,394 Salaries and social security payables 896 2,143 Tax liabilities 4,383 4,865 Debts for leases 1,000 1,454 Other liabilities 1,019 1,170 Deferred tax liabilities 371,725 371,203 Total non-current liabilities 631,380 575,315 Current liabilities Borrowings 67,363 146,951 Accounts payable 119,762 129,334 Advances from customers 9,054 15,787 Salaries and social security payables 28,432 26,661 Other liabilities - Related companies - - Tax liabilities 16,361 12,433 Debts for leases 2,158 2,413 Other liabilities 1,476 1,426 Total current liabilities 244,606 335,005 TOTAL LIABILITIES 875,986 910,320 TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES 2,083,445 2,077,153

Income Statement (amounts expressed in millions of pesos, unless otherwise noted) 2026 2025 % Change Net revenue 218,739 216,350 1.1% Cost of sales (161,707) (159,148) 1.6% Gross Profit 57,032 57,201 -0.3% Share of loss of associates - - n/a Selling and administrative expenses (24,251) (25,231) -3.9% Other gains and losses 613 882 -30.5% Impairment of property, plant and equipment - - n/a Tax on debits and credits to bank accounts (2,275) (2,360) -3.6% Finance gain (cost), net Gain on net monetary position 32,923 33,695 -2.3% Exchange rate differences 11,955 (11,409) n/a Financial income 400 1,434 -72.1% Financial expenses (12,889) (11,910) 8.2% Profit (loss) before taxes 63,508 42,303 50.1% Income tax expense Current (22,360) (13,721) 63.0% Deferred (521) (404) 29.0% Net Profit (Loss) 40,627 28,178 44.2% Net Profit (Loss) for the period attributable to: Owners of the Company 41,004 28,475 44.0% Non-controlling interests (377) (297) 27.2% NET PROFIT (LOSS) FOR THE PERIOD 40,627 28,178 44.2% Earnings per share (basic and diluted): 70.2744 48.8019 44.0% Table 9: Condensed Interim Consolidated Statements of Profit or Loss and Other Comprehensive Income (unaudited) Three-months ended March 31,

Statement of Cash Flows Table 7: Condensed Interim Consolidated Statement of Cash Flows (amounts expressed in millions of pesos, unless otherwise noted) 2026 2025 CASH FLOWS FROM OPERATING ACTIVITIES    Net Profit (Loss) 40,627 28,178 Adjustments to reconcile net profit (loss) to net cash provided by operating activities    12,339 16,353 Changes in operating assets and liabilities    (33,253) (46,290) Net cash generated by (used in) operating activities    19,712 (1,759)    CASH FLOWS FROM INVESTING ACTIVITIES    Property, plant and equipment, Intangible Assets, net    (11,146) (14,700) Contributions to Trust    (452) (316) Investments, net (385) - Net cash used in investing activities    (11,982) (15,016)    CASH FLOWS FROM FINANCING ACTIVITIES    Proceeds / Repayments from borrowings, Interest paid    16,042 19,846 Net cash generated by (used in) by financing activities    16,042 19,846    Net increase (decrease) in cash and cash equivalents    23,772 3,072 Cash and cash equivalents at the beginning of the year    34,382 12,314 Effect of the re-expression in homogeneous cash currency ("Inflation-Adjusted") (7,279) (1,468) Effects of the exchange rate differences on cash and cash equivalents in foreign currency    (4,474) 169 Cash and cash equivalents at the end of the period    46,401 14,087 Three-months ended March 31,

IR Contact Thank you! Marcos I. Gradin Chief Financial Officer and Investor Relations Diego M. Jalón Head of Investor Relations investorrelations@lomanegra.com